UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 __________
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
L-1 Identity Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
02-0807887
(I.R.S. Employer Identification No.)

177 Broad Street Stamford, Connecticut 06901
(Address and Zip Code of Principal Executive Offices)

L-1 IDENTITY SOLUTIONS, INC. 401(K) PLAN SPECTAL 401(K) PLAN
(Full Titles of the Plans)
Mark S. Molina Executive Vice President, Chief Legal Officer & Secretary L-1 Identity Solutions, Inc. 177 Broad Street Stamford, CT (203) 504-1100
(Name, Address and Telephone Number, including area code, of Agent For Service) Copy to: Marita A. Makinen, Esq. Weil Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered 1	Amount to be Registered 2	Proposed Maximum Offering Price Per Share 3	Proposed Maximum Aggregate Offering Price 3	Amount of Registration Fee 3
Common stock, $0.001 par value	1,500,000	$8.245	$12,367,500	$882

1 This Registration Statement covers shares of common stock, par value $0.001 per share, of L-1 Identity Solutions, Inc. (“L-1 Common Stock”) that may be issued to employees under the L-1 Identity Solutions, Inc. 401(k) Plan (the “L-1 Plan”) and the SpecTal 401(k) Plan (the “SpecTal 401(k) Plan”, and together with the L-1 Plan, the “Plans”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the L-1 Plan.

2 The number of shares being registered consists of (i) an additional 500,000 shares of L-1 Common Stock that may be issued under the L-1 Plan to employees or their beneficiaries as future employer contributions, and (ii) an additional 1,000,000 shares of L-1 Common Stock that may be issued under the SpecTal 401(k) Plan to employees or their beneficiaries as future employer contributions. Pursuant to Rule 416 under the Securities Act, there shall also be deemed registered hereby such additional number of shares of L-1 Common Stock as may be issuable under the terms of the Plans to prevent dilution pursuant to future stock dividends, stock splits or similar transactions.

3 Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low sales prices of the L-1 Common Stock in the consolidated reporting system on February 12, 2010, which was $8.245.

INFORMATION REQUIRED PURSUANT TO
GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

This Registration Statement on Form S-8 registers additional securities of the same class as other securities of the registrant for which a Registration Statement of the registrant on Form S-8 relating to the same employee benefit plan is effective. Pursuant to General Instruction E to Form S-8, the contents of the registrant's Registration Statement on Form S-8 No. 333-157260, as filed with the Securities and Exchange Commission (the “Commission”) on February 11, 2009, as amended by Post-Effective Amendment No. 1 filed with the Commission on February 27, 2009, are hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this Registration Statement:

* Current Report on Form 8-K of L-1 Identity Solutions, Inc. (the “Company”) filed on May 21, 2009, containing audited consolidated financial statements as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, which give effect to the retrospective application of the relevant provisions of FSP APB 14−1 and SFAS No. 141(R);

* The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

* The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2009;

* The L-1 Identity Solutions, Inc. 401(k) Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2008;

* The Company’s Current Reports on Form 8-K filed on February 11, 2009 (excluding Item 2.02), July 14, 2009, August 5, 2009, September 11, 2009, and on Form 8-K/A dated March 3, 2009; and

* The description of the Company’s Stock contained in the Current Report on Form 8-K filed with the Commission on July 2, 2009.

ITEM 8.   EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.**
3.2	Amended and Restated Bylaws of the Company.***
5.1(a)	Opinion of Weil, Gotshal & Manges LLP as to legality of the original issuance shares being registered.*
5.1(b)	Determination letter dated September 4, 2003, confirming that the form of the SpecTal 401(k) Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended.*****
5.1(c)
Determination letter dated October 9, 2003, confirming that the form of the L-1 Identity Solutions, Inc. 401(k) Plan (Fidelity’s prototype basic plan document) is qualified under Section 401 of the Internal Revenue Code of 1986, as amended.****

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of McGladrey & Pullen LLP, Independent Registered Public Accounting Firm.*
23.3	Consent of Weil, Gotshal & Manges LLP (contained in Exhibit 5.1(a)).
24	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

NOTES TO INDEX OF EXHIBITS

*	Filed herewith.
**	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on May 16, 2007.
***	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 30, 2007.
****	Filed as an exhibit to the Registration Statement on Form S-8 filed on April 4, 2008 (No. 333-150104).
*****	Filed as an exhibit to the Registration Statement on Form S-8 filed on February 11, 2009 (No. 333-157260).

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stamford, State of Connecticut, on this 9th day of February, 2010.

L-1 IDENTITY SOLUTIONS, INC.

By:	/s/ James A. DePalma
Name James A. DePalma
Title Executive Vice President, Chief Financial Officer and Treasurer

L-1 IDENTITY SOLUTIONS, INC. 401(K) PLAN

By:	/s/ James A. DePalma
Name James A. DePalma
Title Executive Vice President, Chief Financial Officer and Treasurer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. DePalma and Mark S. Molina, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the registrant’s Registration Statement on Form S-8 under the Securities Act, including to sign the Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Robert V. LaPenta	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 9, 2010
Robert V. LaPenta
/s/ James A. DePalma	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 9, 2010
James A. DePalma

/s/ Vincent A. D’Angelo	Senior Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	February 9, 2010
Vincent A. D’Angelo

/s/ B.G. Beck	Director	February 9, 2010
B.G. Beck
/s/ Milton E. Cooper	Director	February 9, 2010
Milton E. Cooper
/s/ Robert S. Gelbard	Director	February 9, 2010
Robert S. Gelbard
/s/ Malcolm J. Gudis	Director	February 9, 2010
Malcolm J. Gudis
/s/ John E. Lawler	Director	February 9, 2010
John E. Lawler
/s/ Admiral James M. Loy	Director	February 9, 2010
Admiral James M. Loy
/s/ Harriet Mouchly-Weiss	Director	February 9, 2010
Harriet Mouchly-Weiss
/s/ Peter Nessen	Director	February 9, 2010
Peter Nessen
/s/ B. Boykin Rose	Director	February 9, 2010
B. Boykin Rose

EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.**
3.2	Amended and Restated Bylaws of the Company.***
5.1(a)	Opinion of Weil, Gotshal & Manges LLP as to legality of the original issuance shares being registered.*
5.1(b)	Determination letter dated September 4, 2003, confirming that the form of the SpecTal 401(k) Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended.*****
5.1(c)
Determination letter dated October 9, 2003, confirming that the form of the L-1 Identity Solutions, Inc. 401(k) Plan (Fidelity’s prototype basic plan document) is qualified under Section 401 of the Internal Revenue Code of 1986, as amended.****

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of McGladrey & Pullen LLP, Independent Registered Public Accounting Firm.*
23.3	Consent of Weil, Gotshal & Manges LLP (contained in Exhibit 5.1(a)).
24	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

NOTES TO INDEX OF EXHIBITS

*	Filed herewith.
**	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on May 16, 2007.
***	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 30, 2007.
****	Filed as an exhibit to the Registration Statement on Form S-8 filed on April 4, 2008 (No. 333-150104).
*****	Filed as an exhibit to the Registration Statement on Form S-8 filed on February 11, 2009 (No. 333-157260).